                                                                       Exh. 10.9

                             RABBI TRUST AGREEMENT

     This Rabbi Trust Agreement is made as of this 13th day of June 1997, by and between Omega Holdings, Inc. (the "Company") and American National Bank and Trust Company of Chicago (the "Trustee"). Pursuant to the Agreement and Plan of Merger, dated April 28, 1997, as amended, by and among the Company, certain stockholders of the Company and Omega Merger Corp. ("Merger Corp.") (the "Merger Agreement"), Merger Corp. will merge with and into the Company (the "Merger") and the Company shall continue as the surviving corporation and the separate existence of Merger Corp. shall cease. Capitalized terms not defined herein have the meanings set forth in the 1997 Omega Holdings, Inc. Deferred Compensation Plan (the "Plan") and the Merger Agreement. It is intended that the Rabbi Trust hereby established be unfunded for tax purposes and for purposes of Title I of ERISA.

     Section 1.  Establishment of Trust

     (a) Subject to the claims of its creditors as set forth in Section 3, the Company hereby establishes this Rabbi Trust. At the time of the Merger, the Company shall deposit with the Trustee in trust Shares of the Company equal to the Share Account Balances of all of the Participants, which shall become the principal of the Rabbi Trust to be held, administered and disposed of by the Trustee as provided in the Plan and this Rabbi Trust Agreement.

     (b) The Rabbi Trust hereby established shall be irrevocable.

     (c) The Rabbi Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, Chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Rabbi Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes herein set forth. The Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Rabbi Trust prior to the time such assets are paid to the Plan Participants. Any rights created under this Rabbi Trust Agreement shall be mere unsecured contractual rights of Plan Participants or their beneficiaries against the Company. Any assets held by the Rabbi Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) The Rabbi Trust shall maintain a separate book-keeping account within a single trust for each Plan Participant to reflect the Cash Account Balance and the Share Account balance as defined in the Plan.

Section 2.  Payments to Plan Participants or Their Beneficiaries.

     (a) The Company shall deliver to the Trustee instructions acceptable to the Trustee for determining the amounts payable to Plan Participants or their beneficiaries, the form in which such amount is to be paid, and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan Participants or their beneficiaries in accordance with such instructions. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment or accrual of benefits to Plan Participants or their beneficiaries and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

     (b) The Company may make payment of benefits directly to Plan Participants or their beneficiaries as they become due. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Plan Participants or their beneficiaries and, in the event of such a payment (other than a payment of amounts referenced in sections 1.5(b)(ii)(A) and (D) of the Merger Agreement, which amounts shall not be deposited in the Rabbi Trust), the Trustee shall distribute to the Company cash or property equivalent to any amounts paid. If the principal of the Rabbi Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

Section 3. Trustee Responsibility Regarding Payments to Plan Participants When Company is Insolvent.

     (a) The Trustee shall cease payment of benefits to Plan Participants or their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Rabbi Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times during the continuance of this Rabbi Trust, as provided in
Section 1(d) hereof, the principal and income of the Rabbi Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

     (c) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan Participants or their beneficiaries.

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

     (d) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

     (e) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan Participants or their beneficiaries and shall hold the assets of the Rabbi Trust for the benefit of the Company's general creditors. Nothing in this Rabbi Trust Agreement shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan, this Rabbi Trust Agreement or otherwise.

     (f) The Trustee shall resume the payment of benefits to Plan Participants or their beneficiaries in accordance with Section 2 of this Rabbi Trust Agreement only after the Trustee has determined that the Company is not Insolvent or is no longer Insolvent.

     (g) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Rabbi Trust pursuant to this Section 3 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants or their beneficiaries for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.  Payments to the Company.

     Except as provided in Sections 2(b) and 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Rabbi Trust assets before all payments of benefits have been made to Plan Participants or their beneficiaries pursuant to the terms of this Rabbi Trust Agreement.

Section 5.  Investment Authority

     (a) The Trustee shall invest and reinvest exclusively in stock issued by the Company and the Promissory Note; provided, however, that the Trustee may invest temporarily in interest bearing accounts including, but not limited to, certificates of deposit, time deposits, savings accounts and money market accounts, with maturities of less than one year. The Trustee shall invest all Cash Account Balances in interest bearing securities. The Trustee shall not be liable or responsible for any loss or diminution in the value of Rabbi Trust assets resulting from the retention of stock issued by the Company.

     (b) All rights associated with assets of the Rabbi Trust shall be exercised by the Trustee or the person designated by the Trustee, except that the Trustee shall exercise all voting rights with respect to shares held in the Share Account Balance of a Participant pursuant to written instructions from such Participant or his or her beneficiary.

Section 6.  Dividends.

     During the term of this Rabbi Trust, the Company shall deposit into the Rabbi Trust the value of all dividends that are or would be paid with respect to Shares of the Company held in the Rabbi Trust on the record date for such dividends.

Section 7.  Accounting by Trustee.

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Rabbi Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it and showing all cash, securities and other property held in the Rabbi Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.  Responsibility of Trustee.

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with the Plan and this Rabbi Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Rabbi Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses relating thereto) and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Rabbi Trust.

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

     (c) The Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

     (d) The Trustee is hereby authorized and directed to execute and deliver the Omega Holdings, Inc. Stockholders Agreement dated June 13, 1997 (the "Stockholders Agreement") in the form of Exhibit A hereto and the Sixth Amendment to the Merger Agreement in the form of Exhibit B hereto, it being understood that the Trustee shall incur no liability to any person for such action.

     (e) The Trustee shall be a party to and bound by the Stockholders
Agreement.

     (f) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

Section 9. Compensation and Expenses of Trustee.

     The Company shall pay the Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Rabbi Trust.

Section 10.  Resignation and Removal of Trustee.

     (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

     (b) The Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by the Trustee.

     (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Rabbi Trust.

Section 11.  Appointment of Successor.

     (a) The Trustee has been approved by the Participants.

     (b) If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Participants (acting by a majority in interest) may appoint any third party (other than any Participant or the Company), such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Rabbi Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

Section 12.  Amendment or Termination.

     (a) This Rabbi Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. In particular and without limiting the foregoing, the Company may amend this Rabbi Trust Agreement so that the Plan will be unfunded for tax purposes and for purposes of Title I of ERISA. Notwithstanding the foregoing, no such amendment shall be inconsistent with the Plan or shall make the Rabbi Trust revocable.

     (b) The Rabbi Trust shall not terminate until the date on which the Plan Participants or their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan and this Rabbi Trust Agreement. Upon termination of the Rabbi Trust any assets remaining in the Rabbi Trust shall be returned to Company.

Section 13.    Stockholders Agreement

     (a) Pursuant to Section 9.1 of the Stockholders Agreement, the Trustee shall not Transfer Shares (as those terms are defined in the Stockholders Agreement) to any Participant unless the Participant delivers to the Company the acknowledgment and agreement set forth in such Section 9.1 of the Stockholders Agreement.

     (b) If a Tag Along Notice is furnished to the Trustee under Section 3.1.1 of the Stockholders Agreement, the Trustee shall exercise, pursuant to Section
3.1.2 of the Stockholders Agreement, the option to include in the Sale the Tag Along Sale Percentage of Shares (as those terms are defined in the Stockholders Agreement) in each Share Account Balance.

     (c) If the Trustee receives notice from the Company that, pursuant to
Section 8.1 of the Stockholders Agreement, the Initial Sponsors have requested the Company to effect the registration under the Securities Act for a Public Offering of all or part of the Registrable Securities held by such Initial Sponsors (as those terms are defined in the Stockholders Agreement), then the Trustee shall exercise its piggyback registration rights pursuant to and in accordance with Section 8.2 of the Stockholders Agreement with respect to the number of Shares in each Share Account Balance that bears the same ratio to the total number of Shares in such Share Account Balance as the number of Sponsor Shares requested to be registered bears to the total number of Sponsor Shares held by Initial Sponsors (as those terms are defined in the Stockholders Agreement). Except as provided in the preceding sentence, the Trustee shall not exercise its piggyback registration rights under Section 8.2 of the Stockholders Agreement.

Section 13.  Miscellaneous.

     (a) Any provision of this Rabbi Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan Participants or their beneficiaries under the Plan and this Rabbi Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Rabbi Trust Agreement shall be governed by and construed in accordance with the laws of Delaware.

Section 14.  Effective Date.

     The effective date of this Rabbi Trust Agreement shall be June 13, 1997.


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

     IN WITNESS WHEREOF, the Company and the Trustee have executed this Agreement as of this 13th day of June 1997.


                              OMEGA HOLDINGS, INC.


                              By:
                                    -------------------------
                              Title:
                                    -------------------------


                              AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO



                              By:
                                    --------------------------
                              Title:
                                    -------------------------

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